Exhibit 10.1

EXECUTION VERSION

warrant TERMINATION AGREEMENT

This WARRANT TERMINATION AGREEMENT (this “Agreement”) is entered into as of December 8, 2022, by and among MNK Opioid Abatement Fund, LLC, a Delaware limited liability company (the “Holder”), Opioid Master Disbursement Trust II, a Delaware statutory trust (the “Opioid Trust”) and Mallinckrodt plc, a public limited company incorporated in Ireland having registered number 522227 (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Warrant Agreement (as defined below).

R E C I T A L S

WHEREAS, on June 16, 2022, on the terms and subject to the conditions of that certain Warrant Agreement (the “Warrant Agreement”), dated as of June 16, 2022, between the Company and Computershare Inc. and its affiliate, Computershare Trust Company, N.A., as warrant agent (collectively, the “Warrant Agent”), the Company issued, by electronic entry registration in the Warrant Register, 3,290,675 Warrants to the Holder; and

WHEREAS, the Company desires to enter into, and the Holder and the Opioid Trust desire that the Holder consent to, an amendment to the Warrant Agreement in the form set forth in Exhibit A hereto (the “Amendment”) to provide for, among other things, the expiration of the Warrants as of the Closing (as defined below) in exchange for the Cancellation Payment (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

ARTICLE I
The Closing

1.1       Closing. On the terms and conditions set forth in this Agreement, at the closing (the “Closing”) of the Transactions (as defined below), which shall occur immediately following the execution and delivery of this Agreement by electronic exchange of signatures:

(a)       The Company shall deliver, by wire transfer in accordance with the wire instructions set forth in Exhibit B hereto, immediately available funds in U.S. dollars in an amount equal to $4,000,000 (the “Cancellation Payment”);

(b)       The Holder shall consent to the Amendment; and

(c)       The Company shall, and shall cause the Warrant Agent to, enter into the Amendment.

ARTICLE II
Representations and Warranties of the Company

The Company hereby represents and warrants to the Holder and the Opioid Trust as follows:

2.1        Corporate Power and Authority. The Company is duly organized, validly existing and in good standing under the laws of Ireland. The Company has all requisite corporate power and authority to enter into and deliver this Agreement and the Amendment, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (the “Transactions”). The execution, delivery and performance of this Agreement and the Amendment by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and at the Closing the Amendment will be, duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Holder, the Opioid Trust and the Warrant Agent, as applicable) constitutes or will constitute, as applicable, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws and (b) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

2.2       Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Amendment and the consummation of the Transactions do not and will not (a) violate any provision of, or constitute a default under, the Company’s articles of association or other governing or organizational documents; (b) violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to the Company; or (c) require any action or consent or approval of, or review by, or registration or filing by it with, any governmental authority, other than pursuant to United States securities laws and regulations; except, in the case of clauses (b) and (c), where not reasonably likely to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the Amendment or to consummate the Transactions.

2.3       SEC Filings. The Company has filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) all reports required to be filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of the Company’s Annual Report on Form 10-K for fiscal year 2021 (the “2021 Form 10-K”) and prior to the date hereof (collectively, together with the 2021 Form 10-K, the “Company SEC Documents”). As of their respective filing dates (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed or furnished prior to the date hereof), the Company SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to any projected information, the foregoing representation and warranty is only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

ARTICLE III
Representations and Warranties of the Holder and the Opioid Trust

Each of the Holder and the Opioid Trust represents and warrants to the Company as follows:

3.1       Title to Warrants. The Holder is the sole record and beneficial owner of, and has good and valid title to, each of the 3,290,675 Warrants, free and clear of any liens, security interests, options, hypothecations, restrictions, claims or other rights or encumbrances of any kind or character, and none of the Warrants have been exercised in whole or in part.

3.2       Power and Authority. Each of the Holder and the Opioid Trust is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Holder and the Opioid Trust has all requisite entity power and authority to enter into and deliver this Agreement and (in the case of the Holder) to consent to the Amendment, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by the Holder and the Opioid Trust and the consent to the Amendment by the Holder have each been duly authorized by all necessary entity action on the part of the Holder and the Opioid Trust, and do not require any consent or approval of any of the Interest Holders (as defined in that certain Amended and Restated Limited Liability Company Operating Agreement of the Holder, dated as of June 16, 2022, by and among the Holder and the Interest Holders) (the “Operating Agreement”) or any person or body acting on behalf of any such Interest Holders. This Agreement has been duly executed and delivered by the Holder and the Opioid Trust, and at the Closing the consent to the Amendment will be duly executed and delivered by the Holder, and (assuming due authorization, execution and delivery by the Company and the Warrant Agent, as applicable) constitutes or will constitute, as applicable, the legal, valid and binding obligation of the Holder and the Opioid Trust, enforceable against them, as applicable, in accordance with its terms subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws and (b) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

3.3       Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Amendment and the consummation of the Transactions do not and will not (a) violate, conflict with, or result in a breach of any provision of, or constitute a default under, the Operating Agreement, the Opioid Trust’s trust agreement or any of the Holder’s or the Opioid Trust’s other governing or organizational documents; (b) violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to the Holder or the Opioid Trust; or (c) require any action or consent or approval of, or review by, or registration or filing by any of them with, any governmental authority; except, in the case of clauses (b) and (c), where not reasonably likely to have a material adverse effect on the ability of the Holder or the Opioid Trust to perform its obligations under this Agreement or the Amendment or to consummate the Transactions.

3.4       Non-Reliance. Each of the Holder and the Opioid Trust acknowledges that (a) the Company may be in possession of information about the Company (including material non-public information) that may impact the value of the Warrants, and may not be included in the information available to the Holder or the Opioid Trust, (b) notwithstanding any such informational disparity, each of the Holder and the Opioid Trust has independently evaluated the risks and merits regarding the Transactions and wishes to enter into and perform this Agreement, to consent to the Amendment and to consummate the Transactions in accordance with the terms hereof and thereof, and (c) neither the Company nor any other Person has made or is making, and the Holder and the Opioid Trust are not relying upon, have not relied upon and hereby disclaim, any representation or warranty, whether express or implied, of any kind or character (including, without limitation, as to the accuracy or completeness of any information or the value of the Warrants), except, in the case of the Holder and the Opioid Trust, for the express representations and warranties of the Company made to (and only to) the Holder and the Opioid Trust contained in Article II of this Agreement. Without limiting the foregoing, each of the Holder and the Opioid Trust further acknowledges that, in connection with approaching the Company regarding a transaction involving the Warrants (pursuant to that certain letter agreement dated June 16, 2022 among the Company and the Holder and the Opioid Trust following the receipt by the Holder of an unsolicited indication of interest from a third party to acquire the Warrants) and the negotiation and execution of this Agreement, it has independently determined in consultation with its financial advisor, which included a review of a market check conducted by such financial advisor, the terms and conditions of this Agreement, including the express representations and warranties of the Company made to (and only to) the Holder and the Opioid Trust contained in Article II of this Agreement, and such other publicly available information as it and the financial advisor deemed appropriate, that the Cancellation Payment is fair consideration for the undertakings and agreements set forth in this Agreement.

ARTICLE IV
Additional Agreements

4.1       Transfer Taxes. The Holder shall be responsible for the payment of any stock transfer or similar taxes in connection with the Transactions.

4.2       Termination and Release. Each of the parties hereto hereby agrees that, effective as of the Closing, (a) by virtue of the Amendment, at the Closing, the Expiration Date will occur and the Warrants will expire and be cancelled, and each of the Warrant Agreement and that certain Registration Rights Agreement, dated June 16, 2022, by and between the Company and the Holder, shall therefore terminate in accordance with its terms and (b) each of the parties hereto, on behalf of itself and, to the fullest extent permitted by law, each of such party’s Affiliates and its and their respective directors, managers, trustees, executors, administrators, fiduciaries, officers, agents, employees, partners, members, beneficiaries, grantees, other direct and indirect equity holders and controlling persons and representatives, and the heirs, successors and assigns of the foregoing, and any other Person claiming through or on behalf of any of the foregoing (collectively, the “Releasing Parties”) hereby waives, releases and discharges, absolutely, unconditionally, irrevocably and forever each other party and its Affiliates and its and their respective directors, managers, executors, administrators, fiduciaries, officers, agents, employees, partners, members, grantees, other direct and indirect equity holders, controlling persons, attorneys, advisors, consultants and representatives, and the heirs, successors and assigns of the foregoing (collectively, the “Released Parties”), of and from any and all claims, actions, causes of action, suits, damages, debts, liabilities, obligations, losses, costs or expenses, whether known or unknown, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, direct or derivative, whether or not involving insolvency or bankruptcy (including, without limitation, at law or in equity, whether arising out of any contract or tort or based on negligence or strict liability, whether under the Plan or any Plan Supplement (as defined in the Plan), or otherwise) (together, the “Claims”), which any of such Releasing Parties ever had, now has, or ever may have, or claim to have, in each case against the Released Parties to the extent based on, in relation to or arising from, in whole or in part, the Warrant Agreement (including the Warrants) or the Registration Rights Agreement (the “Released Claims”), in each case except for Claims arising under this Agreement (it being understood that nothing herein shall release any Claim by or against the Warrant Agent that is contemplated to survive the termination of the Warrant Agreement and the expiration and cancellation of the Warrants).

4.3       Further Assurances. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents, as may be reasonably required to carry out the provisions of this Agreement and of the Amendment and to consummate and make effective the Transactions.

ARTICLE V
Miscellaneous

5.1       Counterparts; Entire Agreement. This Agreement may be executed by facsimile or other electronic transmission and in any number of counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, arrangements or representations by or between the parties, written and oral, with respect to the subject matter hereof. Facsimile copies or “PDF” or similar electronic data format copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

5.2       Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Except as provided in Section 4.2 hereof, nothing in this Agreement, express or implied, is intended to or shall be construed to create any third party beneficiaries. Any assignment in violation of the foregoing shall be null and void ab initio.

5.3       Governing Law; Waiver of Trial by Jury; Jurisdiction. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state. Each party hereto consents and submits to the jurisdiction of the courts of the State of New York and of the federal courts of the Southern District of New York in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the Transactions. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 5.8 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on lack of jurisdiction or venue in any such court in any such action or proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, proceeding or counterclaim as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the Transactions or disputes relating hereto. Each party hereto (i) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise that such other party hereto would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 5.3.

5.4       Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of appropriate jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Except as otherwise provided in this Agreement, any and all remedies in this Agreement expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

5.5       Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

5.6       Amendment; Waiver. This Agreement may not be altered, amended or supplemented, or any provision herein waived, except by an agreement in writing signed by each of the parties hereto.

5.7       Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

5.8       Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement will be in writing and will be deemed to have been duly given (i) when delivered or sent if delivered in person by courier service or messenger or sent by email or (ii) on the next business day if transmitted by international overnight courier, in each case as follows.

If to the Company, addressed to:

Mallinckrodt plc

c/o ST Shared Services LLC
675 McDonnell Boulevard
Hazelwood, MO 63042
Attention:   Mark Tyndall

Email:         Mark.Tyndall@mnk.com

with a copy to (for informational purposes only):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:   Victor Goldfeld and Neil (Mac) M. Snyder

Email:         VGoldfeld@wlrk.com and NMSnyder@wlrk.com

If to the Holder or the Opioid Trust, addressed to:

36 S. Charles Street, Suite 2310

Baltimore, MD 21201

Attention:   Michael Atkinson

Email:         JPeacock@MDTAdmin.com; MAtkinson@MDTAdmin.com; and

                    AFerazzi@MDTAdmin.com

with a copy to (for informational purposes only):

Brown Rudnick LLP

7 Times Square

New York, NY 11036

Attn:            David J. Molton, Esq., and Jane Motter, Esq.

Email:         dmolton@brownrudnick.com and

     jmotter@brownrudnick.com

5.9       Survival of Representations and Warranties. The representations and warranties in this Agreement shall survive until the applicable statute of limitations, provided that the representations and warranties in Section 2.3 shall survive until the date that is two (2) years after the Closing. It is understood and agreed that (a) no Claim in respect of any representation or warranty may be brought after the applicable survival date therefor set forth in the preceding sentence and (b) the survival period in the preceding sentence in respect of the representations and warranties in Section 2.3 is intended to supersede any statute of limitations applicable to any Claim in respect thereof under law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first written above.

MALLINCKRODT PLC

/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Executive Vice President and Chief Financial Officer

MNK OPIOID ABATEMENT FUND, LLC

/s/ Jennifer E. Peacock
Name: Jennifer E. Peacock
Title: Manager

/s/ Michael Atkinson
Name: Michael Atkinson
Title: Manager

/s/ Anne Ferazzi
Name: Anne Ferazzi
Title: Manager

OPIOID MASTER DISBURSEMENT TRUST II

/s/ Jennifer E. Peacock
Name: Jennifer E. Peacock
Title: Trustee

/s/ Michael Atkinson
Name: Michael Atkinson
Title: Trustee

/s/ Anne Ferazzi
Name: Anne Ferazzi
Title: Trustee

[Signature Page to Warrant Termination Agreement]

EXHIBIT A

Amendment

AMENDMENT TO THE WARRANT AGREEMENT

This Amendment to the Warrant Agreement (as defined below) (this “Amendment”) is entered into as of December 8, 2022, by and among Mallinckrodt plc (the “Company”), and Computershare Inc. and its affiliate, Computershare Trust Company, N.A., as warrant agent (together, the “Warrant Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Warrant Agreement.

R E C I T A L S

WHEREAS, on June 16, 2022, on the terms and subject to the conditions of that certain Warrant Agreement (the “Warrant Agreement”), dated as of June 16, 2022, between the Company and the Warrant Agent, the Company issued, by electronic entry registration in the Warrant Register, 3,290,675 Warrants to the Initial Holder;

WHEREAS, the parties desire to amend the terms of the Warrant Agreement as set forth herein in accordance with Section 22 of the Warrant Agreement; and

WHEREAS, the Initial Holder has consented to this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereby agree as follows:

1.             Amendments.

(a)	Each of the first sentence of Section 6(a) of the Warrant Agreement, and the last sentence of the first paragraph of the Warrant Certificate, is hereby amended and restated to replace the phrase “at 5:02 p.m., New York City time, on June 16, 2028” with “at the time of the Closing (as defined in that certain Warrant Termination Agreement, dated as of December 8, 2022, by and among the Company, the Initial Holder and the Opioid Trust)”.

(b)	The last sentence of Section 6(a) of the Warrant Agreement is hereby deleted in its entirety.

(c)	The first sentence of Section 24 of the Warrant Agreement is hereby amended and restated in its entirety to read as follows: “This Agreement shall terminate at the Closing.”

2.             Cancellation of Warrants. The parties hereto hereby agree that, as a result of the termination of the Warrant Agreement and the expiration of the Warrants upon the execution of this Amendment, the Definitive Warrants are hereupon surrendered to the Warrant Agent and cancelled. The Warrant Agent shall promptly cause the electronic entry registration in the Warrant Register to be updated to reflect such cancellation, and promptly deliver to the Company and the Initial Holder a registration statement reflecting such cancellation.

3.           References to the Warrant Agreement. After giving effect to this Amendment, each reference in the Warrant Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Warrant Agreement shall refer to the Warrant Agreement as amended by this Amendment.

4.            Incorporation by Reference. Section 25 (Governing Law Venue and Jurisdiction; Trial By Jury), Section 26 (Benefits of this Agreement), Section 27 (Counterparts), Section 28 (Headings) and Section 30 (Meaning of Terms Used in Agreement) of the Warrant Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed as of the date first written above.

MALLINCKRODT PLC

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Executive Vice President and Chief Financial Officer

COMPUTERSHARE INC. COMPUTERSHARE TRUST COMPANY, N.A., as Warrant Agent

By:	/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Manager, Corporate Actions

Consented to by:

MNK OPIOID ABATEMENT FUND, LLC

/s/ Jennifer E. Peacock
Name: Jennifer E. Peacock
Title: Manager

/s/ Michael Atkinson
Name: Michael Atkinson
Title: Manager

/s/ Anne Ferazzi
Name: Anne Ferazzi
Title: Manager

[Signature Page to Amendment to the Warrant Agreement]

EXHIBIT B

Wire Instructions

[Provided Separately]